EXHIBIT 10.2

Medis-El - Cell Kinetics Service Ag.	Execution Copy

SERVICE AGREEMENT

THIS SERVICE AGREEMENT (this “Agreement”), effective date as of July 27, 2007 ("Effective Date"), by and between MEDIS EL LTD., a company incorporated in Israel (company no. 1213001), with offices at 2 Yodfat St. Global Park, Lod 71291, Israel (“Medis-El”), MEDIS TECHNOLOGIES LTD., a corporation incorporated in New York (“Med.Tech”, and collectively with Med-El, “Medis”), and CELL KINETICS LTD., a company incorporated in Israel (company no. 1213017), with offices at 2 Yodfat St. Global Park, Lod 71291, Israel (“CK”).

W I T N E S S E T H:

WHEREAS, CK is involved, inter alia, in the development, manufacture, marketing and sale of the cell scanning system known as the CellScan (the “CellScan Business”); and

WHERES, Medis-El is the controlling shareholder of CK; and

WHEREAS, Med.Tech is the parent company of Medis-El; and

WHEREAS, Med.Tech and Medis-El wish to provide to CK and CK wishes to obtain from Med.Tech and Medis-El certain services as further detailed in this Agreement; and

WHEREAS, the parties wish to describe their understanding in connection with the grant of the abovementioned services.

NOW, THEREFORE, the parties agree as follows:

1.	SERVICES

Med.Tech and Medis-El jointly undertake to provide CK with the services set forth in Exhibit 1.

2.	CHARGING AND CONSIDERATION

2.1.  In consideration for the services to be provided to CK under this Agreement, Medis shall charge CK with an amount to be calculated by Medis according to the principles set forth in Exhibit 2.1

2.2.  The  amounts which should otherwise have been charged by Med.Tech to CK according to section 2.1 above, shall be charged by Medis-El, and Medis-El hereby undertakes to repay Med.Tech such amount, either directly or indirectly through Medis,Inc.

2.3.  The amounts charged by Medis-El to CK pursuant to section 2.1 above and the amounts charged by Med.Tech. to CK and assigned to Medis-El pursuant to section 2.2 above, shall be charged to CK’s appropriate asset or expense accounts and shall be credited as additional contribution to the share capital of CK issued to Medis.

Medis-El - Cell Kinetics Service Ag.	Execution Copy

3.	TERM

This Agreement shall enter into force upon its execution by all parties thereto and shall then take effect as of July 27, 2007 and shall remain in force for a period of 18 months from the closing of the initial rights offering by CK to Med.Tech.’s stockholders.

4.	GENERAL PROVISIONS

4.1.  Expenses.  Except as otherwise provided, each party shall bear its respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transaction contemplated hereby.

4.2.  Miscellaneous Tax Matters.  All amounts set forth in this Agreement are exclusive of tax, which if, applicable, shall be added to such amount by the payor.

4.3.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.3):

if to the Medis-El:

Medis El Ltd.
2 Yodfat St. Global Park
Lod 71291
Israel
Attn: VP Finance
Tel: +972-8-9188600
Fax: +972-8-9200024

if to the CK:

Cell Kinetics Ltd.
2 Yodfat St. Global Park
Lod 71291
Israel
Attn: Chief Executive Officer
Tel +972-8-9188600
Fax +972-8-9200024

or such other address with respect to a party as such party shall notify each other party in writing as above provided.

4.4.  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Medis-El - Cell Kinetics Service Ag.	Execution Copy

4.5.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not fundamentally changed.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

4.6.  Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

4.7.  Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by the Transferee and the Transferor.

4.8.  No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.9.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Israel, without regard to the conflict of laws provisions thereof, and any dispute with respect to this Agreement or its execution, biding effect, performance or interpretation shall be adjudicated solely in the Courts of the District of Tel Aviv, Israel.

4.10.    Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

- signature page follows -

Medis-El - Cell Kinetics Service Ag.	Execution Copy

IN WITNESS WHEREOF, the Transferor and the Transferee have caused this Agreement to be executed by their respective officers thereunto duly authorized, and effective as the Effective Date.

MEDIS EL LTD.		CELL KINETICS LTD.

By:	/s/ Israel Fisher	By:	/s/ Asaf Ben-Arye

Name:	Israel Fisher	Name:	Asaf Ben-Arye

Title:	Senior Vice President	Title:	President and CEO

By:		By:

Name:		Name:

Title:		Title:

MEDIS TECHNOLOGIES LTD.

By:	/s/ Israel Fisher

Name:	Israel Fisher

Title:	Senior Vice President

Medis-El - Cell Kinetics Service Ag.	Execution Copy

LIST OF EXHIBITS

Exhibit 1	—	Services
Exhibit 2.1	—	Principles for Cost Allocation for Reimbursement

Medis-El - Cell Kinetics Service Ag.	Execution Copy

EXHIBIT 1
SERVICES

During the term of this Agreement, Medisshall provide CK with the following Services:

1.	Finance, managerial and administrative

2.
Purchasing, All the activity for purchasing supplies and services needed for regular activity of CK which is done by the purchasing and supply chain department of Medis El, including inter alia, issuing of purchase order after negotiations with suppliers, shipments, warehouse services etc.

3.	Office and laboratory space, including electricity, telephone fax and internet connection and use of computer network and maintenance services.

4.	Security.

5.	Secretarial services .

6.	Information technology

Medis-El - Cell Kinetics Service Ag.	Execution Copy

EXHIBIT 2.1

COST CHARGING/ALLOCATION

Cost items and balance sheet items identified by Medis as specifically related to the CellScan Business shall be allocated to CK on a 100% basis.

Cost items identified by Medis as relevant to the CellScan Business as well as other businesses operated by Medis (such as occupancy, information technology and depreciation and amortization) shall be allocated by Medis between Medis and CK on proportional basis based on the following guidelines, to be implemented by Medis at its sole discretion.

Costs related to shared services and corporate services, such as management and administration, stock based compensation, occupancy, accounting, legal, information technology, foreign currency translation adjustments and the like shall be allocated to CK on a proportional basis using an allocation base that would be expected to reasonably reflect the proportion of CK’s incurrence of such costs.

Costs categories included in research and development (other than those allocated on a 100% basis) shall be allocated as follows:

Occupancy and depreciation and amortization shall be allocated based on relative square footage.

Information technology costs shall be allocated based on relative headcount.

Selling, marketing, general and administrative expenses shall be allocated based on relative total costs.